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                                                             Exhibit 9(a)(4)(ii)
                                AMENDMENT NO. 1
                       ADMINISTRATIVE SERVICES AGREEMENT

         The Administrative Services Agreement (the "Agreement"), dated October 18, 1993, by and between A I M Advisors, Inc., a Delaware corporation and A I M Fund Services, Inc. on behalf of the Portfolios and Classes of shares of the Funds set forth in appendix A thereto shall hereby be amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A

AIM EQUITY FUNDS, INC.

         AIM Aggressive Growth Fund
         AIM Charter Fund (Retail Class)
         AIM Constellation Fund (Retail Class)
         AIM Weingarten Fund (Retail Class)

AIM FUNDS GROUP (All Classes)

         AIM Balanced Fund
         AIM Government Securities Fund
         AIM Growth Fund
         AIM High Yield Fund
         AIM Income Fund
         AIM Municipal Bond Fund
         AIM Money Market Fund
         AIM Utilities Fund
         AIM Value Fund

AIM INTERNATIONAL FUNDS, INC.

         AIM International Equity Fund

AIM INVESTMENT SECURITIES FUNDS

         AIM Adjustable Rate Government Fund
         Limited Maturity Treasury Portfolio (AIM Limited Maturity Treasury
           Shares)

AIM SUMMIT FUND, INC.

AIM TAX-EXEMPT FUNDS, INC.

         AIM Tax-Exempt Cash Fund
         AIM Tax-Exempt Bond Fund of Connecticut
         Intermediate Portfolio (AIM Tax-Free Intermediate Shares)
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SHORT-TERM INVESTMENTS CO.

         Prime Portfolio (All Classes)
         Liquid Assets Portfolio

SHORT-TERM INVESTMENTS TRUST

         Treasury Portfolio (All Classes)
         Treasury TaxAdvantage Portfolio"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: May 11, 1994


                                            A I M ADVISORS, INC.


Attest: /s/ NANCY L. MARTIN                 By: /s/ ROBERT H. GRAHAM
        --------------------------------        ------------------------------
               Assistant Secretary                   Robert H. Graham
                                                     President

(SEAL)


                                            A I M FUND SERVICES, INC.


Attest: /s/ NANCY L. MARTIN                 By: /s/ JOHN CALDWELL
        --------------------------------        ------------------------------
               Assistant Secretary                   John Caldwell
                                                     President

(SEAL)